UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2023 (June 9, 2023)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-41-22-716-9800

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on March 2, 2023, Quotient Limited (“Quotient”, the “Company” or “we”) entered into a Merger Implementation Agreement by and among the Company, Quotient Holdings Merger Company Limited (“MergerCo”) and Quotient Holdings Finance Company Limited (“Finance Co”) (as amended from time to time, the “Merger Implementation Agreement”), pursuant to which, on June 9, 2023 (the “Closing Date”), the Company merged with MergerCo (the “Merger”) with the Company being the surviving company and MergerCo ceasing to be incorporated as a separate company.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth in the Explanatory Note is incorporated by reference into this Item 2.01.

On the Closing Date, in accordance with Article 127FN of the Companies (Jersey) Law 1991, as amended (the “Law”), the following events occurred:

a.	Quotient and MergerCo merged and continued as one merged body, with Quotient being the survivor company and MergerCo ceased to be incorporated as a separate company;

b.	all ordinary shares of MergerCo in issue immediately prior to the Closing Date were cancelled;

c.	all ordinary shares and preference shares of Quotient in issue immediately prior to the Closing Date, other than shares held by Finance Co immediatlely prior to the Closing Date, were cancelled;

d.	all property and rights to which MergerCo and Quotient were entitled immediately before the Closing Date became the property and rights of Quotient in accordance with Article 127FN of the Law; and

e.
Quotient became subject to all criminal and civil liabilities, and all contracts, debts and other obligations, to which each of MergerCo and Quotient were subject immediately before the Closing Date and all actions and other legal proceedings which, immediately before the Closing Date, were pending by or against MergerCo and/or Quotient, were continued by or against Quotient.

On the Closing Date, each shareholder of the Company whose name appeared on the register of members of the Company (other than MergerCo, whose shares were cancelled for no consideration, and Finance Co) received a payment consideration of $0.01 (the “Merger Consideration”).

The foregoing description of the Merger Implementation Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Implementation Agreement, a copy of which was filed with the Company’s Definitive Proxy Statement on Schedule 14A on March 6, 2023, and is incorporated by reference into this Item 2.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and under Item 2.01 is incorporated by reference into this Item 3.03.

On the Closing Date, each shareholder of the Company (other than MergerCo and Finance Co) whose name appeared on the register of members of the Company on the Closing Date received the Merger Consideration as described under Item 2.01 and thereafter ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration or as otherwise provided in the Merger Implementation Agreement).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date, James Harman Gaudin was appointed to the board of directors of the Company, as provided in the Merger Implementation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

June 14, 2023
	By:	/s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Chief Executive Officer